Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Justin R. Calta

Mengyi "Jason" Ye

John O’Leary***

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

January 8, 2016

Nuts and Bolts International, Inc.

929 Greenwood Circle

Cary NC, 27511

Gentlemen:

You have requested our opinion as counsel for Nuts and Bolts International, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1originally filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2014 and as amended by the Post-Effective Amendment to Registration Statement on Form S-1 filed January 8, 2016 (as amended from time to time, the “Registration Statement”). The Registration Statement relates to the resale offering of 1,437,500 (the “Offering”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the shares of Common Stock in the Offering were originally sold by the Company to investors pursuant to Rule 506 of Regulation D (the “Private Placement”)

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company, dated as of event date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company, dated August, 21, 2013;
(d)	Board of Directors resolutions approving the issuance of the Private Placement Common Stock;
(e)	Board of Directors resolution approving the Offering and the Registration Statement; and
(f)	Board of Directors resolution approving the filing of the Post-Effective Amendment to Registration Statement; and
(g)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada, dated January 6, 2016.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the shares of Common Stock issued in the Offering which are included in the Registration Statement have been duly authorized and are legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm